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                                                                   EXHIBIT 10.18

                               FORM OF AMENDMENT
                                       TO
                         EXECUTIVE SEVERANCE AGREEMENT
                                     AND TO
                             STOCK PLAN AGREEMENTS

         THIS AMENDMENT TO EXECUTIVE SEVERANCE AGREEMENT AND TO STOCK PLAN AGREEMENTS, made and entered into effective as of March 9, 1995 (the "Agreement"), is by and between BJ SERVICES COMPANY, a Delaware corporation (the "Company"), and (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Employee have previously entered into an Executive Severance Agreement dated effective as of (the "Severance Agreement"); and

         WHEREAS, the Employee has outstanding certain stock options and Performance Unit awards granted under the Company's 1990 Stock Incentive Plan (the "Stock Plan"); and

         WHEREAS, the Company and the Employee desire to amend the Severance Agreement and the Employee's outstanding agreements under the Stock Plan ("Stock Plan Agreements") to reflect the parties' mutual agreements as to the consequences of the consummation of the acquisition of The Western Company of North America by the Company pursuant to the Agreement and Plan of Merger dated as of November 17, 1994, as amended (the "Western Acquisition") with respect to the same;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Employee hereby agree that the Severance Agreement and Stock Plan Agreements are amended as follows:

         A.      Severance Agreement

                 1. Paragraphs (A), (C) and (D) of Section 2(iii) are amended to read as follows:

                          "(A) The Employee is assigned any duties materially inconsistent with the Employee's positions, duties, responsibilities and status with the Company immediately prior to a Change in Control, or the Employee's reporting responsibilities, titles or offices are materially changed from those in effect immediately prior to such Change in Control, or the Employee is removed from or is not re-elected or appointed to any of such material responsibilities, titles, offices or positions, except in each case other than (i) in connection with the termination of the Employee's employment for Cause or Disability, (ii) as a result of the Employee's death, (iii) by the Employee for other than Good Reason, (iv) an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee, or (v) any change, made following the Western Acquisition and prior to any other Change in Control of the
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         Company, that involves a reallocation or reassignment of the
         Employee's responsibility with no material reduction in the overall degree of the Employee's responsibility and no reduction in the Employee's compensation or level of title (e.g., Vice President); or

                                    * * * *

                          (C) the Company fails to continue the Company's annual cash bonus plan for executives as the same may be modified from time to time, but substantially in the form in effect prior to the date of the Change in Control (the "Bonus Plan"), or fails to continue the Employee as a participant in the Bonus Plan, or reduces the Employee's "Expected Value" guideline percentage under the Bonus Plan from that in effect immediately prior to a Change in Control or as increased thereafter with respect to the Employee (the product of such Expected Value percentage, as so increased, if applicable, but prior to such reduction, and the Employee's Base Salary is referred to hereinafter as the "Bonus Amount"), but excluding a modification or termination of the Bonus Plan or a general change in the Expected Value guidelines thereunder for a class or classes of participants that (i) is made following the Western Acquisition and prior to any other Change in Control of the Company, (ii) affects participants in such plan in general and (iii) when combined with other Company plans, does not result in any reduction in the overall possible incentive compensation to the Employee; or

                          (D) the Company fails to continue in effect any material benefit or compensation plan, including, but not limited to, the Company's 1990 Stock Incentive Plan, 1995 Incentive Plan (after its approval by the stockholders) (the "1995 Plan"), qualified retirement plan, executive life insurance plan, and/or health and accident plan, in which the Employee is participating immediately prior to a Change in Control, or plans providing the Employee with substantially similar benefits, or the Company takes any action that would materially adversely affect the Employee's participation in or reduce the Employee's benefits under any of such plans, excluding any such action by the Company that (i) is required by law or (ii) is made following the Western Acquisition and prior to any other Change in Control of the Company, and affects participants in such plan in general; or"

                 2. Subparagraph (D) of Section 3(iii) is amended as follows:

                          "(D) if the Date of Termination occurs on or following the Western Acquisition and prior to the date of any other Change in Control, (1) an amount, with respect to all outstanding unvested and unexercisable awards that have been granted the Employee after January 1, 1995, under the Company's 1990 Stock Inventive Plan, the 1995 Plan (excluding the stock options granted to the Employee on February 15, 1995, under the 1995 Plan), or any successor or similar stock compensation plan, equal to the sum of (a) the value of all such unvested or unearned shares of Performance Stock, Performance Units and any other performance awards thereunder, determined as if all restrictions had lapsed and all performance goals had been achieved to the fullest extent, and (b) the excess of the closing





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         price of the common shares of the Company stock on the Date of
         Termination as reported on the national exchange on which the trading volume for such stock is highest over the exercise price of each such unexercisable option and appreciation right; and (2) if the Date of Termination occurs on or after the date of any Change in Control that occurs before or after the Western Acquisition, an amount, with respect to all outstanding unvested and unexercisable awards that have been granted Employee after such Change in Control under the Company's 1990 Stock Incentive Plan, the 1995 Plan or any successor or similar stock compensation plan, equal to the sum of (a) the value of all such unvested (or unearned) shares of Performance Stock, Performance Units and any other performance awards thereunder (determined as if all restrictions had lapsed and all performance goals had been achieved to the fullest extent) and (b) the excess of the closing price of the common shares of the Company stock on the Date of Termination as reported on the national exchange on which the trading volume for such stock is highest over the exercise price of each such unexercisable option and appreciation right; and"

                 3. Subparagraph (E) of Section 3(iii) is amended by adding thereto a new sentence to read as follows:

                          "Notwithstanding anything in this subparagraph (E) to the contrary, the continued welfare plan coverages provided hereunder, including any COBRA coverage, shall be provided to the Employee (and the Employee's dependents) by the Company without any cost (whether a premium or otherwise)."

                 4.       Section 8 is amended by adding thereto the following:

                          "Notwithstanding anything in this Agreement to the contrary, the consummation of the acquisition of The Western Company of North America by the Company pursuant to the Agreement and Plan of Merger dated as of November 17, 1994, as amended, shall constitute a Change in Control of the Company for all purposes under this Agreement."

         B.      Stock Plan Agreements

         Notwithstanding anything to the contrary in the Stock Plan or in any Award Agreement of the Employee thereunder, the Western Acquisition shall not constitute a Change in Control of the Company and effective with the Western
Acquisition:

                 (1) of the Employee's Performance Units that are outstanding on the date of the Western Acquisition shall be vested on that date and paid in shares as soon as reasonably practicable thereafter and the remainder of all such Performance Units of the Employee that are not vested on the date of the Western Acquisition shall be immediately canceled unpaid on that date; and





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                 (2)  the tandem contingent income tax cash bonus granted to
                 Employee under the Company's Tax Reimbursement Plan with respect to the above-vested Performance Units (the "Tax Bonus") shall be paid at the time that withholding is required with respect to the payment of the above- vested Performance Units, to the extent payment is necessary to satisfy the withholding obligation thereon and on the portion of the Tax Bonus then paid, and the remainder of the Tax Bonus shall be paid at such time or times as the Company determines to be appropriate, but not later than the April 15th following the calendar year in which the above-vested Performance Units become taxable to the Employee; and

                 (3) all unexercisable stock options granted to the Employee pursuant to the Stock Plan that are outstanding on the date of the Western Acquisition shall continue to remain outstanding thereafter in accordance with their terms unaffected by the Western Acquisition; provided, however, in the event the Employee's employment with the Company and its affiliates (or any successor) is terminated for any reason, other than for Cause, within twenty-four (24) months following the date of the Western Acquisition, all stock options of the Employee that were granted prior to January 1, 1995, under the Stock Plan and which remain outstanding on the date of such termination of employment shall be fully exercisable as of the date of the employee's termination (to the extent not already fully exercisable) and shall remain fully exercisable for the one-year period following the date of the Employee's termination, unless any other provision of the Stock Plan provides a longer period for the exercise of such options (but in no event later than the Nonqualified Option Expiration Date or the Incentive Stock Option Expiration Date, as such terms are defined in the Stock Plan, whichever is applicable).

         IN WITNESS WHEREOF, the Company and the Employee have entered into this Amendment, effective for all purposes as of the day and year first above written.

                                        BJ SERVICES COMPANY


                                        By:
                                           ------------------------------------



                                        EMPLOYEE


                                        By:
                                           ------------------------------------





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